UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

Commission File Number: 333-141703-02	Commission File Number: 000-23108	Commission File Number: 033-54804

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER CARD MASTER TRUST I	DISCOVER BANK
(Exact name of issuing entity in respect of the notes as specified in charter)	(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate)	(Exact name of sponsor and depositor as specified in charter)

Delaware	Delaware	Delaware
(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the sponsor and depositor)

c/o Wilmington trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 12 Read’s Way New Castle, Delaware 19720	12 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the sponsor and depositor)

51-0020270

(IRS Employer Identification No. of the sponsor and depositor)

(302) 323-7315

(Telephone, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements

Pooling and Servicing Agreement Amendment. On October 3, 2014, Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, entered into the Second Amendment to Second Amended and Restated Pooling and Servicing Agreement for the Discover Card Master Trust I (the “Master Trust”). The amendment conforms Schedule L thereto, which lists requirements for assessments of compliance with servicing criteria, with the assessments of compliance that have been provided in connection with the annual reporting for the Master Trust. The assessments of compliance provided in such annual reporting have complied with the requirements of Regulation AB.

Item 9.01	Exhibits

Exhibit No.	Description	Page

Exhibit 4.1	Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of October 3, 2014, by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: October 3, 2014	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

Exhibit 4.1	Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of October 3, 2014, by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee